UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2022

Charlotte’s Web Holdings, Inc.
(Exact name of registrant as specified in its charter)

British Columbia	000-56364	98-1508633
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1801 California Street, Suite 4800 Denver, CO		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (720) 617-7303

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
 Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2022, Charlotte’s Web Holdings, Inc. (the “Company”) and Jared Stanley, Chief Operating Officer of the Company, entered into an offer letter memorializing the terms of Mr. Stanley’s service as Chief Operating Officer on an at-will basis. Mr. Stanley’s promotion to Chief Operating Officer of the Company effective April 25, 2022, was previously reported on a Current Report on Form 8-K, filed by the Company with the U.S. Securities and Exchange Commission on April 28, 2022.

Pursuant to the terms of Mr. Stanley’s offer letter, Mr. Stanley’s salary remains unchanged at $325,000 per annum and will be subject to applicable withholding taxes. Mr. Stanley’s target bonus opportunity under the Company’s short term incentive plan has been set at 75% of his actual, regular earnings during the 2022 plan year, subject to the Company’s discretion and the Company’s achievement of certain business targets/initiatives and individual performance. The Company’s Compensation Committee has the right to adjust or amend the short-term incentive plan at its sole discretion. Mr. Stanley remains eligible to participate in the Company’s long-term incentive program and to receive equity award grants in a manner consistent with the Company’s practices for senior management. The Compensation Committee has the right to adjust or amend eligibility and the long-term incentive plan at their sole discretion. Mr. Stanley also remains entitled to continue to participate in the Company’s benefit programs applicable generally to employees and executive officers. Such compensation and benefit plans and arrangements are described in the Company’s proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 29, 2022, relating to its 2022 annual general meeting.

Pursuant to the terms of Mr. Stanley’s offer letter, Mr. Stanley is entitled to be paid severance in an amount equal to nine (9) months of his base salary if his employment with the Company is involuntarily terminated for reasons other than Cause or his breach of the terms and conditions of his offer letter (including, but not limited to, a breach of any of the representations contained therein), subject to his execution, and non-revocation, of a release of claims in a form provided by the Company.

The foregoing description of the offer letter does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the offer letter filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.		Financial Statements and Exhibits.
	(d)	Exhibits:

Exhibit No.	Description
†∔ 10.1	Offer Letter from Charlotte’s Web Holdings, Inc. to Jared Stanley, dated June 1 2022 (and accepted as of June 2, 2022).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
†	Indicates a management contract or compensatory plan or arrangement.
∔	Certain identified information has been excluded from the exhibit pursuant to Item 601(a)(6) and/or Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLOTTE’S WEB HOLDINGS, INC.

By:	/s/ Stephen Rogers
Name:	Stephen Rogers
Title:	Senior Vice President - General Counsel and Corporate Secretary
Date: June 6, 2022